AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 2000
                                                    REGISTRATION NO. 333-

===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------

                        TRANSATLANTIC HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)

           DELAWARE                                       13-3355897
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                               80 PINE STREET
                          NEW YORK, NEW YORK 10005
            (Address of Principal Executive Offices) (Zip Code)

                        TRANSATLANTIC HOLDINGS, INC.
                           2000 STOCK OPTION PLAN
                          (Full title of the plan)

                              Gary A. Schwartz
                     Vice President and General Counsel
                               80 Pine Street
                          New York, New York 10005
                               (212) 770-2000
         (Name, address, and telephone number of agent for service)


                      CALCULATION OF REGISTRATION FEE
=============================================================================
                                     PROPOSED      PROPOSED
TITLE OF SECURITIES     AMOUNT       MAXIMUM        MAXIMUM       AMOUNT OF
  TO BE REGISTERED      TO BE        OFFERING      AGGREGATE     REGISTRATION
                      REGISTERED     PRICE PER      OFFERING        FEE
                         (1)          SHARE (2)    PRICE (2)
-----------------------------------------------------------------------------
Common Stock, par     1,500,000      $93.375       $140,062,500  $36,976.50
value $1.00 per share   shares
-----------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of Common Stock as may be issuable in the event of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act and in accordance therewith includes 1,500,000 shares subject to options and awards granted or to be granted under the Plan based upon the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on November 13, 2000, a date within five business days of the date upon which this registration statement is being filed.

EXPLANATORY NOTE

     This Registration Statement relates to 1,500,000 shares of common stock of Transatlantic Holdings, Inc., par value $1.00 per share (the "Common Stock"), which may be issued upon the exercise of nonqualified stock options or incentive stock options granted under our 2000 Stock Option Plan (the "Plan").

                                   PART I

     The documents containing information specified by Part I of this Registration Statement will be sent to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). These document(s) are not required to be filed with the SEC. They constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     You may receive, without charge, upon written or oral request, a copy of the documents that are incorporated by reference in Item 3 of Part II of this Registration Statement and Section 10(a) prospectus. In addition, you may receive a copy of the Plan without charge, by contacting Gary A. Schwartz, Vice President and General Counsel of the Company, at the following phone number: (212) 770-2000.

     References   to  the   "Company"  or  the   "Registrant"   shall  mean
Transatlantic Holdings, Inc., a Delaware corporation.

                                  PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms or access our SEC filings on the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange.

     The SEC allows us to "incorporate by reference" information into this Registration Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and information that we file subsequently with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering:

     (a) Our Registration Statement on Form S-1 (File. No. 33-34433), filed with the SEC on June 15, 1990, in which there are described the terms, rights and provisions applicable to our outstanding Common Stock;

     (b) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 29, 2000; and

     (c) Our Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, filed with the SEC on May 11, 2000, August 10, 2000 and November 13, 2000, respectively.

     Item 4. Description of Securities

     Not applicable.

     Item 5. Interests of Named Experts and Counsel

     Gary Schwartz, our Senior Vice President and General Counsel, is furnishing an opinion of counsel to the Company regarding the validity of the Common Stock being registered under this Registration Statement. Mr. Schwartz presently owns 44 shares, and has options to purchase 4,400 shares of Common Stock.

     Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a derivative action, i.e., one by or on behalf of the corporation, indemnification may be made only for expenses actually and reasonably incurred by a director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the
corporation  as  a  director,   officer,   employee  or  agent  of  another
corporation or business association in connection with the defense or settlement of an action or suit, if that person has acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification will be made if that person was adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that the defendant is reasonably entitled to indemnity for the expenses despite such adjudication of liability.

     The Certificate of Incorporation and By-Laws of the Company provide that the Company will indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or his testator or intestate is or was a director, officer or employee of the Company or serves any other enterprise at the request of the Company. The By-Laws provide further that service at the request of the Company includes service as a director, officer or employee of the Company with respect to an employee benefit plan. The By-Laws also provide that the Company may advance litigation expenses to a director or officer upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Company. In addition, the Certificate of Incorporation provides that, to the extent permitted by law, the directors will have no liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Policies of insurance are maintained by the Company under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers.

     Item 7. Exemption from Registration Claimed

          Not applicable.

     Item 8. Exhibits

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1 Certificate of Incorporation, as amended through April 19, 1990, filed as an exhibit to the Company's Registration Statement on Form S-1 (File No. 33-34433) (the "Registration Statement") and incorporated herein by reference.

4.2 Certificate of Amendment of the Certificate of Incorporation, dated May 25, 1999, filed as Exhibit
                    3.1.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 001-10545) and incorporated herein by reference.

4.3 Amended and Restated By-Laws, dated as of March 25, 1999, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 001-10545), and incorporated herein by reference.

4.4                 Form of Common Stock  Certificate,  filed as an exhibit
                    to   the   Company's    Registration    Statement   and
                    incorporated herein by reference.

4.5*                Transatlantic Holdings, Inc. 2000 Stock Option Plan.

4.6* Form of Stock Option Agreement for the Transatlantic Holdings, Inc. 2000 Stock Option Plan.

5.1* Opinion of Gary Schwartz, Senior Vice President and General Counsel of the Company, with respect to the validity of the Common Stock to be issued under the Plan.

23.1                Consent of Gary Schwartz (included in Exhibit 5.1).

23.2*               Consent  of  PricewaterhouseCoopers   LLP  (independent
                    auditors).

24.1                Power of Attorney (included on the signature pages).

-------------------------
*    filed herewith

     Item 9. Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          provided,  however, that the undertakings set forth in paragraphs
          (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant under
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
     Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement of those securities and the offering will be deemed to be the initial bona fide offering.

     (c) To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant in accordance with the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 13, 2000.


                                          TRANSATLANTIC HOLDINGS, INC.


                                          /s/ Robert F. Orlich
                                          ---------------------------------
                                          By:    Robert F. Orlich
                                          Title: President and Chief
                                                 Executive Officer



                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Orlich and Maurice R. Greenberg, and each of them, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                    Title                      Date
       ---------                    -----                      ----

                            President and Chief            November 13, 2000
/s/ Robert F. Orlich        Executive Officer
------------------------    (principal executive
Robert F. Orlich            officer); Director



                            Executive Vice President
/s/ Steven S. Skalicky      and Chief Financial            November 13, 2000
------------------------    Officer (principal
Steven S. Skalicky          financial and accounting
                            officer)



/s/ Paul Andre Bonny        Executive Vice President;      November 13, 2000
------------------------    President International
Paul Andre Bonny            Operations



/s/ Javier E. Vijil         Executive Vice President;      November 13, 2000
------------------------    President-Latin American
Javier E. Vijil             Division



/s/ Maurice R. Greenberg    Chairman of the Board          November 13, 2000
------------------------    of Directors
Maurice R. Greenberg



/s/ James Balog             Director                       November 13, 2000
------------------------
James Balog



/s/ C. Fred Bergsten        Director                       November 13, 2000
------------------------
C. Fred Bergsten



/s/ Ikuo Egashira           Director                       November 13, 2000
------------------------
Ikuo Egashira



/s/ John J. Mackowski       Director                       November 13, 2000
------------------------
John J. Mackowski



/s/ Edward E. Matthews      Director                       November 13, 2000
------------------------
Edward E. Matthews



/s/ Howard I. Smith         Director                       November 13, 2000
------------------------
Howard I. Smith



/s/ Thomas R. Tizzio        Director                       November 13, 2000
------------------------
Thomas R. Tizzio

                             Index to Exhibits

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1 Certificate of Incorporation, as amended through April 19, 1990, filed as an exhibit to the Company's Registration Statement on Form S-1 (File No. 33-34433) (the "Registration Statement") and incorporated herein by reference.

4.2 Certificate of Amendment of the Certificate of Incorporation, dated May 25, 1999, filed as Exhibit
                    3.1.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 001-10545) and incorporated herein by reference.

4.3 Amended and Restated By-Laws, dated as of March 25, 1999, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 001-10545), and incorporated herein by reference.

4.4 Form of Common Stock Certificate, filed as an exhibit to the Company's Registration Statement and incorporated herein by reference.

4.5*                Transatlantic Holdings, Inc. 2000 Stock Option Plan.

4.6* Form of Stock Option Agreement for the Transatlantic Holdings, Inc. 2000 Stock Option Plan.

5.1* Opinion of Gary Schwartz, Senior Vice President and General Counsel of the Company, with respect to the validity of the Common Stock to be issued under the Plan.

23.1                Consent of Gary Schwartz (included in Exhibit 5.1).

23.2* Consent of PricewaterhouseCoopers LLP (independent auditors).

24.1                Power of Attorney (included on the signature pages).

-------------------------
*    filed herewith